UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 15, 2018

TABULA RASA HEALTHCARE, INC.

(Exact Name of Registrant Specified in Charter)

Delaware	001-37888	46-5726437
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

228 Strawbridge Drive, Suite 100
Moorestown, New Jersey	08057
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (866) 648-2767

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.07.   Submission of Matters to a Vote of Security Holders.

The 2018 Annual Meeting of Stockholders (the “2018 Annual Meeting”) of Tabula Rasa HealthCare, Inc., a Delaware corporation (the “Company”), was held on June 15, 2018.  The results of voting at the 2018 Annual Meeting on each of the matters submitted to a vote of the Company’s stockholders thereat is as set forth below.

1.              All nominees for director, Dr. Samira Beckwith and Dr. Dennis Helling, were elected to serve on the Company’s Board of Directors as Class II directors until the Company’s 2021 annual meeting of stockholders and until their successors are duly elected and qualified.

Director Nominee	For	Withheld	Broker Non-Votes
Dr. Samira Beckwith	11,107,888	419,366	3,877,621
Dr. Dennis Helling	8,746,895	2,780,359	3,877,621

2.              The selection of KPMG LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018 was ratified.

For	Against	Abstain
15,380,409	19,812	4,654

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TABULA RASA HEALTHCARE, INC.

By:	/s/ Dr. Calvin H. Knowlton
Dr. Calvin H. Knowlton
Chief Executive Officer

Dated: June 18, 2018